INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of First
Great-West Life & Annuity Insurance Company on Form S-1 of our report dated April 14, 1997, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Denver, Colorado
April 14, 1997